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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-87999, 333-59968 and 333-69154) and Form S-8
(Nos. 333-40633, 333-40631 and 333-77573) of Ameritrade Holding Corporation of our report dated July 20, 2000 with respect to the financial statements of National Discount Brokers Corporation, and our report dated July 13, 1999, except for Note 12, as to which the date is July 15, 1999 with respect to the financial statements of Triak Services Corp., included in the Current Report on Form 8-K/A of Ameritrade Holding Corporation.

/s/ PricewaterhouseCoopers LLP

New York, New York
November 19, 2001